Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact: Russ Fleeger
Franklin Electric Co., Inc.
260.824.2900

Franklin Electric Announces Announces Appointment of Jennifer L. Sherman as Chairperson; Mark Carano Elected to be a Director of the Company

Fort Wayne, IN – May 8, 2025 – The Board of Directors of Franklin Electric Co., Inc. (NASDAQ: FELE) has elected Jennifer L. Sherman, President and Chief Executive Officer of Federal Signal Corporation, as Chairperson effective as of May 2, 2025 for a term expiring at the 2026 Annual Meeting of Shareholders. Ms. Sherman has been a Director of the Company since 2015. Joe Ruzynski, the Company’s Chief Executive Officer, commented: “I want to congratulate Jennifer on her election as Chairperson of Franklin Electric. She knows the Company well, having served on our Board of Directors for 10 years, and I am looking forward to working closely with her to further develop and refine Franklin’s strategy.”

In addition, the Company is pleased to announce that Mark A. Carano, Vice President, Chief Financial Officer and Treasurer of SPX Technologies, Inc. has been appointed as a director of the Company effective May 7, 2025 for a term expiring at the 2027 Annual Meeting of Shareholders. Mr. Carano has served in that role since 2023. Prior thereto, Mr. Carano served as Senior Vice President, Chief Financial Officer and Treasurer of Insteel Industries, Inc., and Chief Financial Officer of Big River Steel LLC, following 14 years in investment banking.

Mr. Carano earned a Bachelor of Arts degree from Vanderbilt University and a MBA from Northwestern University’s Kellogg Business School.

Ms. Sherman, Franklin’s Chairperson of the Board, commented: “I have confidence that Mark’s extensive financial and manufacturing sector experience will provide a unique perspective to our deliberations. His investment banking and corporate deal-making experience will be invaluable as Franklin Electric continues to look for opportunities to grow through accretive acquisitions. I join my fellow directors in welcoming Mark to the Board and we look forward to benefitting from his leadership and expertise.”

About Franklin Electric
Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and energy. Recognized as a technical leader in its products and services, Franklin Electric serves customers worldwide in residential, commercial, agricultural, industrial, municipal, and fueling applications. Franklin Electric is proud to be recognized in Newsweek’s lists of America’s Most Responsible Companies 2024, Most Trustworthy Companies 2024, and Greenest Companies 2025; Best Places to Work in Indiana 2024; and America’s Climate Leaders 2024 by USA Today.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements